UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2006 (June 20, 2006)

Toys “R” Us, Inc.

(Exact name of Registrant as Specified in Charter)

Delaware	1-11609	22-3260693
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

One Geoffrey Way, Wayne, New Jersey 07470

(Address of Principal Executive Offices, including Zip Code)

                        (973) 617-3500

(Registrant’s telephone number, including area code)

                                Not Applicable

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 20, 2006, Toys “R” Us-Delaware, Inc. (“Toys Delaware”), a subsidiary of Toys “R” Us, Inc. (the “Company”) entered into a commitment letter (the “Commitment Letter”) with Banc of America Bridge LLC (“Banc of America”), Deutsche Bank AG Cayman Islands Branch (“DBCI”), Citigroup (as defined in the Commitment Letter), Credit Suisse (“Credit Suisse” and, together with Banc of America, DBCI and Citigroup, the “Initial Lenders”), Banc of America Securities LLC (“BAS”), Deutsche Bank Securities Inc. (“DBSI”) and Citigroup Global Markets Inc. (“CGMI” and, together with BAS and DBSI, the “Joint Book Managers” and together with the Initial Lenders, the “Commitment Parties”). The Commitment Parties are agents and lenders under the Bridge Loan Agreement dated as of July 21, 2005 by and among Toys Delaware, the lenders thereto and the agents named therein (the “Bridge Loan Agreement”). Pursuant to the Commitment Letter, the Initial Lenders have agreed, subject to the terms and conditions of the Commitment Letter, to provide Toys Delaware with a $1 billion senior secured credit facility (the “Senior Credit Facility”), and the Joint Book Managers have agreed to form a syndicate of lenders for the Senior Credit Facility. Toys Delaware intends to use the proceeds from the Senior Credit Facility to refinance in full the indebtedness outstanding under the Bridge Loan Agreement and to pay related costs and expenses.

The Commitment Letter provides that the Senior Credit Facility would consist of (1) an $800 million senior secured term loan facility (the “Term Facility”) and (2) a $200 million asset sale facility (the “Asset Sale Facility”) which will be reduced in the event Toys Delaware consummates specified asset sales prior to the closing date of the Senior Credit Facility. The Term Facility would mature in six years and the Asset Sale Facility would mature in two years. The Senior Credit Facility would bear interest equal to LIBOR plus a spread to be agreed upon. In addition, the Commitment Letter provides that the Senior Credit Facility will be guaranteed by substantially the same guarantors as currently guarantee the obligations under the Bridge Loan Agreement and secured by certain assets of Toys Delaware and the guarantors.

The Initial Lenders’ financing commitments under the Commitment Letter are subject to customary conditions. The Commitment Parties’ commitments will expire on July 21, 2006, unless the closing of the Senior Credit Facility occurs on or prior thereto.

ITEM 7.01 REGULATION FD DISCLOSURE

The bank presentation to be used in connection with the syndication of the Senior Credit Facility contains the following information.

Toys Delaware and its subsidiaries principally include the Babies “R” Us, Toys “R” Us - U.S. and Toysrus.com segments and the toys and babies business in Canada (“TRU Canada”) and Geoffrey, the Company’s intellectual property subsidiary which owns substantially all of the Company’s intellectual property (“Geoffrey”). The financial information for Babies “R” Us, Toys “R” Us - U.S. and Toysrus.com segments for the fiscal year ended January 28, 2006 are set forth in Note 23 to the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 28, 2006; the financial information for TRU Canada is included in the Toys “R” Us - International segment; and the financial information for Geoffrey is included within various segments.

Unaudited pro forma adjusted EBITDA of Toys Delaware for the fiscal year ended January 28, 2006 was approximately $418 million. This amount includes, in addition to EBITDA of Babies “R” Us, Toys “R” Us – U.S. and Toysrus.com, approximately $140 million of EBITDA of TRU Canada and the net royalties paid to Geoffrey by affiliates and unrelated third parties, but excludes the negative effect of one-time, non-recurring items in an aggregate amount of approximately $20 million. In addition, as a result of certain real estate transactions entered into by Toys Delaware and its subsidiaries, Toys Delaware and its subsidiaries had, on a pro forma basis for full-year fiscal 2005, aggregate net rental expense of $218 million payable to special purpose subsidiaries of the Company. This rental expense has not been deducted in computing the Company’s reported segment information. Toys Delaware did pay aggregate net rent of approximately $194 million to unaffiliated third parties for full-year fiscal 2005, which was reflected in computing the Company’s reported segment information. Toys Delaware had, on a pro forma basis for full-year fiscal 2005, aggregate net rental expense of approximately $412 million.

EBITDA, a measure used by management to measure operating performance, is defined as operating earnings (earnings before interest and taxes) plus depreciation and amortization. Management evaluates segment results on the basis of operating earnings. Pro forma adjusted EBITDA has been presented to show the effect on operating performance of Toys Delaware of the following factors: (i) the exclusion of previously reported Merger-related fees and expenses; (ii) the exclusion of the results of previously reported 87

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closed Toys “R” Us stores; (iii) the inclusion of the full-year net rental expense payable to special purpose subsidiaries of the Company; and (iv) the exclusion of the effects of other one-time, non-recurring items. Management does not allocate interest expense to the operating segments, does not compute taxes at the segment level, and does not use or calculate net income to evaluate segment results. To the extent that corporate overhead charges are not directly allocated to individual segments, the presentation allocates these charges to Toys “R” Us - U.S. None of EBITDA, adjusted EBITDA or pro forma adjusted EBITDA is a recognized term under U.S. GAAP or purports to be an alternative to operating earnings as a measure of operating performance. Management uses these measures to supplement GAAP results to provide a more complete understanding of the factors and trends affecting its business. Because not all companies use identical calculations, these presentations of these measures may not be comparable to other similarly titled measures presented by other companies.

The following table presents the reconciliation of the pro forma adjusted EBITDA of Toys Delaware for the fiscal year ended January 28, 2006 to financial information presented in the Company’s Annual Report on Form 10-K for the fiscal year ended January 28, 2006 and other public filings. The financial information of Toys Delaware presented in the table below is unaudited and may be subject to adjustments at year-end audit.

(in millions)	Toys “R” Us - U.S. (1)	Babies “R” Us	Kids “R” Us	Restructuring and Other Charges (2)	Toys “R” Us-Delaware
					(unaudited)
Operating earnings (loss)	$(509)	$226	$1	$(56)	$(338)

Depreciation and amortization	257	42	4	—	303

EBITDA calculated per Form 10-K	(252)	268	5	(56)	(35)

Adjustments:
Merger-related fees and expenses	422	—	—	22	444
Other non-recurring adjustments (3)	62	—	(5)	34	91

Adjusted EBITDA	232	268	—	—	500

Pro Forma Adjustments:
Toys “R” Us stores closed in fiscal year 2005 (87 stores)					(24)
EBITDA for TRU Canada/net royalties paid to Geoffrey					140
Net rental expense payable to special purpose subsidiaries (4)					(218)
One-time, non-recurring items					20

Total Pro Forma Adjusted EBITDA					$418

__________

(1)	Includes Toys “R” Us – U.S., Toysrus.com and other operating (loss).
(2)	Includes restructuring and other charges ($34 million) and contract settlement fees and other.
(3)	Consists primarily of costs associated with liquidation of inventory for the 87 closed Toys “R” Us stores and impact of Hurricane Katrina.
(4)	Includes aggregate net rental expense payable, on a full-year pro forma basis, to special purpose subsidiaries of the Company.

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Signature

Pursuant to the requirements of the Securities Exchange Act of l934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Toys “R” Us, Inc.
(Registrant)

Date: June 21, 2006	By:	/s/ F. Clay Creasey, Jr.
	Name:	F. Clay Creasey, Jr.
	Title:	Executive Vice President – Chief Financial Officer

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